Exhibit 99.1

Aytu BioScience Completes $5.175 Million Private Placement

Englewood, CO – September 2, 2015 – Aytu BioScience, Inc. (OTCQB: AYTU), a specialty healthcare company focused on developing treatments for urological and related conditions, announced today that it has closed the final tranche of its planned private placement convertible note financing, raising a total of $5.175 million, which includes proceeds from two prior tranches totaling $3.175 million.

Josh Disbrow, Chief Executive Officer of Aytu, stated, “Proceeds from this private placement are intended to be used to conduct clinical studies for both Zertane® and RedoxSYS™ and for working capital to begin commercializing FDA-approved ProstaScint®, as well as general corporate purposes. We look forward to continued execution on our clinical and corporate strategy as we build our urology-focused organization.”

Newbridge Securities Corporation, through LifeTech Capital, acted as sole placement agent for the institutional portion of the offering.

The notes offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

About Aytu BioScience, Inc.

Aytu BioScience, Inc. is a specialty healthcare company focused on developing treatments for urological and related conditions. The Company is currently completing Phase 3 clinical development for its lead therapeutic candidate Zertane™, an orally disintegrating tablet (ODT) formulated specifically for the on-demand treatment of premature ejaculation (PE). The Company’s therapeutic pipeline is supported in part by its first-in-class RedoxSYS® System, which provides the only complete assessment of patients’ redox status and enables identification of a broad variety of disorders where redox is implicated. Clinical studies are underway utilizing the RedoxSYS system in male fertility. The Company also recently acquired and is commercializing FDA-approved ProstaScint® (capromab pendetide), a radio-labeled monoclonal antibody, that targets Prostate Specific Membrane Antigen (PSMA), a protein uniquely expressed by prostate tissue. The Company’s strategy is to develop its core therapeutic and diagnostic assets while building an innovative pipeline of established marketed products and late-stage development assets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the intended use of the proceeds of the offering, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaborations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation to the risks described in “Risk Factors” in Item 2.01 of the Company’s Current Report on Form 8-K filed on April 22, 2015 and in the other reports and documents we file with the Securities and Exchange Commission from time to time, including our amended registration statement on Form S-1 filed on July 30, 2015. These risks are not exhaustive. Other sections of the Company’s Current Report on Form 8-K filed on April 22, 2015 and such other filed reports and documents include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward looking statements. We assume no obligation to update or supplement forward-looking statements.